Exhibit 10.1

                     EXCLUSIVE TECHNOLOGY LICENSE AGREEMENT

         This EXCLUSIVE TECHNOLOGY LICENSE AGREEMENT is entered into as of September 18, 2006, by and between Zingerang, Inc., a Nevada corporation ("LICENSEE"), and Roaming Messenger, Inc., a Nevada corporation ("LICENSOR"). Each of Licensor and Licensee may be referred to herein individually as a "party" or, collectively, as the "parties."

                                    RECITALS

         WHEREAS, Licensor owns and/or has rights to certain technology commercially known as Roaming Messenger(R), which provides a comprehensive development and deployment platform for adding secure, interactive, intelligent mobile messaging capabilities to any application; and

         WHEREAS, Licensee wishes to obtain from Licensor, and Licensor is willing to grant to Licensee, an exclusive (including to the exclusion of licensor), worldwide license to commercialize the Roaming Messenger(R) technology in all current and potential fields of use.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS.

         In addition to any terms defined above, the italicized and bolded terms below shall have the following definitions:

         1.1 "ADVANCE" shall have the meaning set forth in SECTION 4.1 of this Agreement.

         1.2 "AFFILIATE" shall mean, with respect to any Person, any other Person with regard to which the Person is controlling, controlled or commonly controlled. For purposes of the preceding sentence, "control" shall mean the power to direct the principal business management and activities of a Person, whether through ownership of voting securities, by agreement, or otherwise.

         1.3 "AGREEMENT" shall mean this Exclusive Technology License Agreement.

         1.4 "BUSINESS" shall mean the business of Licensor relating to the Roaming Messenger(R) technology as presently conducted or as contemplated to be conducted.

         1.5 "CHANGE OF CONTROL" shall mean (a) a sale to a third party of all or substantially all of the assets of a party; or (b) the transfer to a third party of fifty percent (50%) or more of the outstanding voting power of such party.

         1.6 "CONFIDENTIAL INFORMATION" shall mean any information or data, including but not limited to all source code, inventions, algorithms, know-how, ideas, and all other business, technical, and financial information, which a

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party obtains from the other party after the Effective  Date,  that is marked or
otherwise   identified  as   "Confidential"  or  that,  by  its  nature  or  the
circumstances surrounding its disclosure, should reasonably be considered confidential. The material terms of this Agreement shall be considered the Confidential Information of each party. All other information or data disclosed orally will be deemed Confidential Information only if it is identified as such at the time of disclosure and is confirmed to be Confidential Information in writing no more than seven (7) days after its disclosure.

         1.7 "CONTROLLING PARTY" shall have the meaning set forth in Section 7.3 of this Agreement.

         1.8 "DERIVATIVE" shall mean computer software or other intellectual property developed by Licensee, which includes, or is based in whole or in part on, the Licensed Technology, including, but not limited to, translations of software to other foreign or computer languages, adaptation of the Licensed Technology to other hardware platforms, abridgments, condensations or revisions.

         1.9 "DISCLOSING PARTY" shall have the meaning set forth in SECTION 8.1 of this Agreement.

         1.10  "DOCUMENTATION"   shall  mean  all  materials,   in  any  medium,
describing or providing instruction on the use and/or functionality of the Licensed Technology.

         1.11 "EFFECTIVE DATE" shall mean the date set forth in the introductory paragraph of this Agreement.

         1.12 "FIELD OF USE" shall mean any and all commercial and non-commercial applications of the Licensed Technology.

         1.13 "GROSS SALES" shall mean the gross amounts actually collected by Licensee (including royalties from sublicensees) during the relevant fiscal period in connection with the sale of Licensed Products less returns, allowances and bad debt.

         1.14 "IMPROVEMENT" shall mean any improvement, enhancement, refinement, modification or other new invention or discovery, whether or not patentable, deriving from or otherwise relating to, in whole or in part, any of the claims of any of the Licensed Patents or any of the Licensed Technology.

         1.15 "INITIAL TERM" shall have the meaning set forth in SECTION 12.1 of this Agreement.

         1.16 "INTELLECTUAL PROPERTY RIGHTS" or "IPR" shall mean any and all now known or hereafter known tangible and intangible: (i) rights associated with works of authorship throughout the world, including but not limited to copyrights, moral rights, and mask works, (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patents, designs, algorithms and other industrial property rights, (v) all other intellectual, proprietary and industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license,

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or  otherwise,  and  (vi) all  registrations,  initial  applications,  renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

         1.17 "LICENSED PATENTS" shall mean (a) all patent applications listed on EXHIBIT A to this Agreement; (b) any patents issuing from such patent applications; and (c) any patents or patent applications claiming a right of priority thereto (in each such case of (a), (b) and (c) including reissues, reexaminations, renewals, extensions, divisionals, continuations, continued prosecution applications, continuations-in-part and foreign counterparts of any of the foregoing).

         1.18 "LICENSED PRODUCT" shall mean any product, device, system, article of manufacture, composition of matter or service, within the Field of Use, that is covered by, or is made by a process covered by, any claim of the Licensed Patents or that utilizes the Licensed Technology in material part.

         1.19 "LICENSED SOFTWARE" shall mean any computer software component(s) of the Licensed Technology.

         1.20 "LICENSED TECHNOLOGY" means any proprietary information, software (in Object Code and Source Code), know-how, processes, methods, formulas, systems, designs, prototypes and materials, existing as of the Effective Date, that comprise or relate to the Roaming Messenger(R) technology, including without limitation the technology specifically listed on EXHIBIT B hereto, and all IPR therein that is not otherwise covered by the Licensed Patents or Trademarks.

         1.21 "OBJECT CODE" shall mean the machine-readable form of computer programming code that results from compiling the Source Code.

         1.22 "PERSON" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, joint-stock company, estate, limited liability company, unincorporated organization or other legal entity or organization.

         1.23 "RECEIVING PARTY" shall have the meaning set forth in SECTION 8.1 of this Agreement.

         1.24 "RENEWAL TERM" shall have the meaning set forth in SECTION 12.1 of this Agreement.

         1.25 "ROYALTIES" shall have the meaning set forth in SECTION 4.2 of this Agreement.

         1.26 "ROYALTY REPORT" shall mean a written report stating, for the calendar quarter covered by such report, the Gross Sales in respect of the sale of Licensed Products, separately stated for Licensee and any sublicensee of Licensee that sold Licensed Products during such month.

         1.27 "SOURCE CODE" shall mean the human-readable form of computer programming code that can be modified, compiled, and executed and all related documentation for such code.

         1.28 "TERM" shall have the meaning set forth in SECTION 12.1 of this Agreement.

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         1.29 "TRADEMARKS" shall mean the trademarks and service marks listed on
EXHIBIT C hereto.

2. GRANTS OF LICENSE.

         2.1 EXCLUSIVE LICENSE TO PATENTS. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee an exclusive (including to the exclusion of Licensor), worldwide, sub-licensable, transferable, royalty-bearing right and license under the Licensed Patents to make, have made, import, use, offer for sale and sell Licensed Products.

         2.2 EXCUSIVE LICENSE TO TECHNOLOGY. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee an exclusive (including to the exclusion of Licensor), worldwide, sub-licensable, transferable, royalty-bearing right and license to use the Licensed Technology to make, have made, import, use, offer for sale, sell, reproduce, distribute, display, perform or otherwise exploit the Licensed Products, including the right to create Derivatives.

         2.3 EXCLUSIVE LICENSE TO TRADEMARKS. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee an exclusive (including to the exclusion of Licensor), worldwide, sub-licensable, transferable, royalty-bearing right and license to use the Trademarks in connection with any of the rights granted in SECTIONS 2.1 AND 2.2 above.

         2.4 SUBLICENSES. Licensee has the right hereunder to grant sublicenses to third parties, provided that sublicensees shall not have the right to grant further sublicenses, and the sublicenses may be of no greater scope or terms than the licenses under SECTIONS 2.1-2.3 above. Licensee shall furnish Licensor within thirty (30) days of the execution thereof a true and complete copy of each sublicense and any changes or additions thereto. Any sublicenses granted by Licensee shall survive termination of the licenses granted to Licensee under SECTIONS 2.1-2.3 of this Agreement, provided that the following conditions are met as of the date of such termination: (a) the written agreement between Licensee and sublicensee pursuant to which the sublicense was granted (i) obligates the sublicensee to thereafter render to Licensor all sublicense royalties or other sublicense-related consideration that the sublicensee would have owed to Licensee under the sublicense, (ii) names Licensor as a third party beneficiary, (iii) affirms that Licensee shall remain responsible for all obligations to sublicensee, unless Licensor (at its discretion) elects to assume such obligations; and (iv) the sublicensee under the sublicense agreement is not directly or indirectly an Affiliate of the Licensee at the time of the termination of this Agreement or for a period of three (3) years after the termination of this Agreement, and if the sublicensee is or becomes an Affiliate of Licensee during such time, then the Licensor will have the right in its sole discretion to terminate the sublicense agreement; and (b) Licensee informs the sublicensee in writing (with a copy to Licensor) that the sublicensee's obligations pursuant to subsection (a) are in effect as a result of the termination.

         2.5 MARKING AND COMPLIANCE WITH LAW. Licensee shall mark the Licensed Products and related documents with all applicable patent numbers, in accordance with Licensor's reasonable instructions and as required by the patent laws; provided, however, that Licensee may make any such reasonable changes in markings so as to minimize interference with manufacturing or commercialization of the Licensed Products.

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3. DISCLOSURE AND DELIVERY.

         3.1 LICENSED PATENTS. As soon as practicable after the Effective Date, but in no event later than September 15, 2006, Licensor shall disclose and deliver to Licensee copies of all patent applications and/or issued patents within the Licensed Patents, including all patent office correspondence related thereto.

         3.2 TANGIBLE EMBODIMENTS. As soon as practicable after the Effective Date, but in no event later than September 15, 2006, Licensor shall disclose and deliver to Licensee any tangible embodiments (existing as of the Effective Date) of: (a) the inventions covered by the Licensed Patents; and (b) the Licensed Technology. Such disclosure and delivery may be provided in writing, orally, and/or in other tangible or intangible form, as appropriate to the subject matter thereof, and shall include without limitation the Licensed Software (in Object Code and Source Code) and all Documentation.

4. ROYALTIES.

         4.1 ADVANCE. Upon mutual execution of this Agreement, Licensee shall pay to Licensor a one-time payment of One Hundred Thousand Dollars ($100,000) as a recoupable advance against Royalties (the "ADVANCE").

         4.2 ROYALTIES. For each calendar quarter during the Term, Licensee shall pay to Licensor an amount equal to Five Percent (5%) of Gross Sales (the "ROYALTIES") for such period.

         4.3 PAYMENT. Within thirty (30) days after the end of each calendar quarter, Licensee shall remit to Licensor the Royalties due for the preceding calendar quarter and provide to Licensor a Royalty Report for said quarter; provided, however, that no payment shall be remitted under this SECTION 4.3 until the amounts due hereunder cumulatively exceed the amount of the Advance.

         4.4 OPTIONAL ONE-TIME FEE. At any time during the Term, Licensee may, at its sole and absolute discretion, pay to Licensor, in lieu of ongoing Royalties, a one-time payment in an amount equal to Five Hundred Thousand Dollars ($500,000 USD) less amounts, not to exceed Fifty Thousand Dollars ($50,000 USD), in legal and filing fees incurred by Licensee in connection with the continual prosecution of the three (3) patent applications in Exhibit A of this Agreement, which payment shall render the licenses granted under this Agreement fully-paid-up and without any further payment obligation. In the event that Licensee exercises the option set forth in this SECTION 4.4 and pays said amount, then (i) the license grants set forth in SECTIONS 2.1 AND 2.2 above shall be fully-paid and non-executory, (ii) the Term shall become perpetual, and
(iii) in the event of Licensor's bankruptcy or insolvency, Licensee shall have all rights under Section 365(n) of the U.S. Bankruptcy Code.

         4.5 AUDIT. Licensee shall maintain accurate and complete books and records with respect to the production and distribution of the Licensed Products, and it shall retain such information for three (3) years following the termination or expiration of this Agreement. Copies of Licensee's books and records shall be maintained at Licensee's principal place of business. Licensor, or an independent certified public accountant acting on its behalf, may, upon

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reasonable  notice to Licensee  and at a mutually  convenient  time,  conduct an annual audit of Licensee's books and records necessary to confirm the accuracy of Licensee's Royalty Reports. All audits of Licensee's books and records shall be conducted at Licensor's expense, provided that if the audit discloses an underpayment by Licensee of Ten Percent (10%) or more, Licensee shall bear the cost of the audit, including, without limitation, reasonable accountants' and attorneys' fees.

         4.6 TAXES. Licensee may withhold from payments hereunder all taxes, duties or levies the withholding of which may from time to time be required by law or regulation regarding any payments under this Agreement; Licensee will provide available documentation thereof to Licensor.

5. OWNERSHIP.

         5.1 LICENSOR. Subject to the rights granted to Licensee in SECTION 2 of this Agreement, Licensor shall continue to own all right, title and interest in the Licensed Patents, Licensed Technology and Trademarks.

         5.2 LICENSEE. Subject to Licensor's rights in the Licensed Patents and Licensed Technology, Licensee shall own all right, title and interest in Derivatives and Improvements, including without limitation all IPR therein.

6. PROSECUTION OF PATENT APPLICATIONS.

         As of the Effective Date, Licensee shall assume, at its own expense and in Licensor's name, responsibility for the prosecution and/or maintenance of the Licensed Patents. Licensor agrees to fully cooperate with Licensee in filing, prosecuting, and maintaining the Licensed Patents, and Licensor agrees to execute any documents that may be necessary for such purpose, and not to impair in any way the patentability of any of the foregoing. Additionally, Licensee may elect, in its sole and absolute discretion, to file, prosecute and maintain, at its own expense and in its own name, patent applications in connection with any Improvement.

7. THIRD PARTY LITIGATION.

         7.1 ENFORCEMENT. Both Licensor and Licensee agree to promptly notify the other in writing should either party become aware of possible infringement by a third party of the Licensed Patents, Licensed Technology or Trademarks. Licensee may, upon written notice to Licensor and at its own expense, initiate an action against the alleged infringer, either in Licensee's name or in Licensor's name, if so required by law. Licensee shall be entitled to control any such action initiated by it. If Licensee does not, within ninety (90) days of notice of such infringement, initiate an action against the alleged infringer, Licensor shall, at its own expense and sole discretion, initiate an action against the alleged infringer, in which case Licensor shall be entitled to control any such action.

         7.2 OTHER DEFENSIVE LITIGATION. If a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the Licensed Patents is brought against Licensee and/or Licensor, Licensee may elect to control the defense of such action, and if Licensee so elects, it shall bear all the costs of the action. If mutually agreed between the parties, Licensee may

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also undertake the defense of any interference,  opposition or similar procedure with respect to the Licensed Patents, providing that Licensee bears all the costs thereof.

         7.3 COOPERATION. In the event either party takes control of a legal action or defense pursuant to this SECTION 7.1 OR 7.2 above, (thus becoming the "CONTROLLING PARTY") the other party shall fully cooperate with and supply all assistance reasonably requested by the Controlling Party instituting or carrying on such action or defense, including by: (a) using commercially reasonable efforts to have its employees consult and testify when requested; (b) making available relevant records, papers, information, samples, specimens, and the like; and (c) joining any such action in which it is an indispensable party. The Controlling Party shall bear the reasonable expenses (including salary and travel costs) incurred by the other party in providing such assistance and cooperation. Each party shall keep the other party reasonably informed of the progress of the action or defense, and the other party shall be entitled to participate in such action or defense at its own expense and using counsel of its choice. As a condition of controlling any action or defense involving the Licensed Patents pursuant to SECTION 7.1 OR 7.2 above, Licensee shall use its best efforts to preserve the validity and enforceability thereof.

         7.4  SETTLEMENT.  If  Licensee  controls  any action or  defense  under
SECTION 7.1 OR 7.2 above, then Licensee shall have the right to settle any claims thereunder, but only upon terms and conditions that are reasonably acceptable to Licensor. Should Licensee elect to abandon such an action or defense other than pursuant to a settlement that is reasonably acceptable to Licensor, Licensee shall give timely advance notice to Licensor which, if it so desires, may continue the action or defense.

         7.5 RECOVERIES. Any amounts paid by third parties as the result of an action or defense pursuant to SECTION 7.1 OR 7.2 above (including in satisfaction of a judgment or pursuant to a settlement) shall be retained by the Controlling Party.

8. CONFIDENTIAL INFORMATION.

         8.1 GENERALLY. Each party agrees that Confidential Information disclosed by a party (the "DISCLOSING PARTY") will be considered the Confidential Information of that party. Except as expressly and unambiguously allowed in this Agreement, the party receiving Confidential Information (the "RECEIVING PARTY") will hold the Disclosing Party's Confidential Information in confidence, and will treat the Disclosing Party's Confidential Information with the same degree of care taken to protect its own similar Confidential Information, but in no event with less than reasonable care. Receiving Party further agrees to limit disclosure of such information to those of its directors, employees, contractors, and agents who have a need for such information for the use permitted under this Agreement and who are bound under a written agreement to keep such information confidential. Without limiting the generality of the foregoing, it is understood and agreed that Licensee may disclose to its sublicensees such Confidential Information of Licensor as reasonably necessary.

         8.2 EXCEPTIONS. Notwithstanding the foregoing, the Receiving Party will not be required to protect or hold in confidence any information that: (i) becomes publicly known through no wrongful act or omission of the Receiving Party; (ii) was previously disclosed by Disclosing Party to Receiving Party without obligation of confidentiality; (iii) becomes known to the Receiving

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Party, without confidential  restriction,  from a third party whom the Receiving
Party has no reason to believe is under any obligation of confidentiality with respect to such information; (iv) is approved by the Disclosing Party for disclosure without restriction in a written document that is signed by a duly authorized officer of the Disclosing Party; or (v) is independently developed by
the  Receiving  Party  without  use  of  the  Disclosing  Party's   Confidential
Information.

         8.3 REQUIRED DISCLOSURES. Disclosure of Confidential Information will not be precluded by this Agreement if such disclosure is (i) necessary to establish rights under this Agreement, or (ii) required by law or regulation or in response to a valid order of a court or other governmental body of a country or political subdivision thereof, provided that the Receiving Party notifies the Disclosing Party of such order on a timely basis and if possible prior to such disclosure; provided, however, that the foregoing is subject to the Receiving Party's obligation, at its expense, to make a good faith attempt to obtain a protective order prior to such disclosure.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS

         9.1 BY LICENSOR. Licensor hereby represents warrants and covenants to Licensee that, as of the Effective Date:

               (a) Licensor is a corporation duly organized and validly existing under the laws of the State of Nevada.

               (b) Licensor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Licensor and is a legal, valid and binding obligation of Licensor, enforceable against it in accordance with its terms.

               (c) Licensor is the owner of all right, title and interest in the Licensed Patents, Licensed Technology and Trademarks and has the right to grant the licenses granted to Licensee as set forth in this Agreement.

               (d) There are no outstanding licenses, options or agreements of any kind relating to the Licensed Patents, Licensed Technology or Trademarks other than pursuant to this Agreement.

               (e) None of the Licensed Patents, License Technology or Trademarks is the subject of any judicial, administrative or other proceedings in any jurisdiction concerning or potentially affecting its validity, enforceability, or Licensor's rights of ownership thereof or right to grant licenses thereunder.

               (f) To the best knowledge of Licensor, the practice of the Licensed Patents or use of the Licensed Technology or the Trademarks by Licensee as contemplated herein will not infringe the IPR of any third party.

               (g) The execution, delivery and performance of this Agreement by Licensor do not and will not violate or constitute a default under any other

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agreement  or any  order,  judgment,  decree  or like  restriction,  statute  or regulation by which it or any of its assets and properties may be bound.

               (h) The execution, delivery and performance of this Agreement by Licensor do not and will not require any consent, approval or authorization of any third party.

         9.2 BY LICENSEE. Licensee hereby represents, warrants and covenants to Licensor that, as of the Effective Date:

               (a) Licensee is a corporation duly organized and validly existing under the laws of the State of Nevada.

               (b) Licensee has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Licensee and is a legal, valid and binding obligation of Licensee, enforceable against it in accordance with its terms.

               (c) The execution, delivery and performance of this Agreement by Licensee do not and will not violate or constitute a default under any other agreement or any order, judgment, decree or like restriction, statute or regulation by which it or any of its assets and properties may be bound.

               (d) The execution, delivery and performance of this Agreement by Licensee do not and will not require any consent, approval or authorization of any third party.

         9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties, as set forth herein, shall be true and accurate as of the Effective Date, and shall survive the execution of this Agreement.

         9.4 DISCLAIMER OF CERTAIN  WARRANTIES.  EXCEPT AS EXPRESSLY PROVIDED IN
SECTION 9.1 ABOVE, LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. IF ANY OF THE FOREGOING DISCLAIMERS IS DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE UNENFORCEABLE, THEN ONLY THE INVALID DISCLAIMER SHALL BE STRICKEN AND ALL OTHERS WILL REMAIN IN FULL FORCE AND EFFECT.

10. INDEMNIFICATION.

         10.1 INDEMNIFICATION BY LICENSOR. Licensor shall defend any action, suit or proceeding brought against Licensee so far as it is based on a claim arising from any breach of a representation, warranty or covenant made by Licensor hereunder. Licensor shall indemnify and hold harmless Licensee and its officers, directors, agents and employees, from and against any and all damages, liabilities, costs and expenses (including but not limited to attorneys' fees) arising out of or incurred in connection with or as a result of any such action, suit or proceeding, provided that Licensor shall not be responsible for any settlement made without its written consent.

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         10.2  INDEMNIFICATION  BY LICENSEE.  Licensee  shall defend any action, suit or proceeding brought against Licensor so far as it is based on a claim arising from any breach of a representation, warranty or covenant made by Licensee hereunder. Licensee shall indemnify and hold harmless Licensor and its officers, directors, agents and employees, from and against any and all damages, liabilities, costs and expenses (including but not limited to attorneys' fees) arising out of or incurred by Licensor in connection with or as a result of any such action, suit or proceeding, provided that Licensee shall not be responsible for any settlement made without its written consent.

         10.3  INDEMNIFICATION  PROCEDURE.  The obligations in SECTIONS 10.1 AND
10.2 hereof are subject to the indemnifying party being promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise.

11. LIMITATION ON LIABILITY.

         EXCEPT WITH RESPECT TO THEIR OBLIGATIONS UNDER SECTIONS 8 AND 10 HEREOF, EACH PARTY SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFIT.

12. TERM AND TERMINATION.

         12.1 TERM. The term of this Agreement will commence on the Effective Date and, unless terminated earlier in accordance with SECTION 12.2 below, shall continue for a period of ten (10) years (the "INITIAL TERM"). In its sole and absolute discretion, Licensee may: (i) extend the term of this Agreement for additional ten (10) year terms (each, a "RENEWAL TERM") by providing to Licensor written notice of such election within thirty (30) days prior to the expiration of the Initial Term or then-current Renewal Term, as applicable; or (ii) at any time, render the term of this Agreement perpetual by exercising the option and paying the one-time fee provided for in SECTION 4.4 above. The Initial Term together with any Renewal Term shall collectively be referred to as the "TERM".

         12.2 TERMINATION.

               12.2.1 Licensee may terminate this Agreement, at any time, upon ten (10) days' prior written notice of such termination to Licensor.

               12.2.2 Either party may terminate this Agreement in the event that the other party fails in any material respect to observe or perform any of its material obligations under this Agreement, which failure is not remedied within one hundred eighty (180) days after receipt of written notice from the non-breaching party specifying such failure.

         12.3 EFFECT OF TERMINATION.

               12.3.1 From and after the effective date of the expiration or the termination of this Agreement, Licensee shall no longer have any right, whatsoever, to practice the Licensed Patents, utilize the Licensed Technology or Trademarks or otherwise exercise any rights granted hereunder; provided, however, that (a) nothing herein shall prevent any customers of Licensee from continuing to utilize Licensed Products paid for prior to such date of expiration or termination, (b) Licensee shall have twelve (12) months to complete and deliver any Licensed Products ordered by customers prior to the effective date of expiration or termination, provided that Licensee pays the applicable Royalties, if any, and (c) any sublicenses shall survive termination in accordance with SECTION 2.4 of this Agreement.

               12.3.2 Promptly upon the expiration or termination of this Agreement, Licensee shall return to Licensor all copies of Confidential Information that is then in the possession of Licensee.

               12.3.3 The right of termination under SECTION 12.2.2 hereof shall be in addition to, and not in lieu of, all other rights and remedies the terminating Party may have under this Agreement, at law or in equity.

               12.3.4 All provisions of this Agreement that by their nature must survive the termination of this Agreement, including without limitation the parties' rights and obligations under SECTIONS 2.4 (IN RELEVANT PART), 4.2 (AS APPLICABLE), 4.5, 5, 7.5 (AS APPLICABLE), 8, 10, 11, 12.3, 13 (IN RELEVANT PART) AND 14 (IN RELEVANT PART), and all causes of action arising prior to termination, shall survive the termination of this Agreement.

13. INDEPENDENT CONTRACTORS.

         This Agreement is not intended to create, nor should it be construed as creating, an agency, joint venture, partnership or similar relationship between the parties. Each party is solely responsible for its own taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers' compensation insurance. None of a party's employees, agents, or associates is an employee the other party, and each party agrees to defend, indemnify and hold the other harmless from any and all claims made by any of its employees, agents, or associates, or by any entity or agency on account of an alleged failure to satisfy any such tax or withholding obligations. Neither party has authority to act on behalf of the other, or to enter into any contract, incur any liability, or make any representation on behalf of the other.

14. MISCELLANEOUS.

         14.1 FORCE MAJEURE. Neither party shall be considered in default of performance of its obligations under this Agreement to the extent that performance of such obligations is delayed by FORCE MAJEURE. If either party to this Agreement is prevented from or delayed in performing any of its obligations hereunder by force majeure, it shall notify the other party of the circumstances constituting FORCE MAJEURE and of the obligation which is delayed or prevented, and the party giving the notice shall thereupon be excused of the performance of such obligation for as long as the circumstances of FORCE MAJEURE may continue.

         14.2 SEVERABILITY. In the event that any provision in this Agreement is held to be invalid, unenforceable, void or illegal, in whole or in part, by any court of competent jurisdiction, it will be deemed severable from the remainder of this Agreement and will in no way affect, impair or invalidate any other provision in this Agreement. If such provision will be deemed invalid due to its scope or breadth, such provision will be deemed valid to the extent of the scope of breadth permitted by law.

         14.3 GOVERNING LAW. The validity, construction and performance of this Agreement will be governed by and construed in accordance with the laws of the State of California without regard to its choice of laws provisions and, if applicable, the laws of the United States.

         14.4 ARBITRATION. The parties shall submit any dispute concerning the interpretation of or the enforcement of rights and duties under this Agreement to final and binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted in Los Angeles, California, by a single, neutral arbitrator, or, at the election of any party, three neutral arbitrators, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. The parties hereby consent to the jurisdiction of any court located in Los Angeles, California to enforce the arbitral award or to enforce any provisions of this Agreement which are not subject to arbitration. The arbitrator(s) may award damages and/or permanent injunctive relief, but in no event shall the arbitrator(s) have the authority to award punitive or exemplary damages. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with this paragraph. The arbitral award shall be rendered in writing and shall state the reasons for the award, and shall be final and binding upon the parties.

         14.5 ENTIRE AGREEMENT. This Agreement and all exhibits thereto constitute the complete agreement between the parties with respect to the subject matter hereof and replace and supersede all prior and contemporaneous written and oral agreements or statements by the parties concerning the subject matter hereof.

         14.6 AMENDMENTS. This Agreement may not be amended or modified in any respect without further written agreement of both parties, signed by their respective authorized representatives.

         14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which will together constitute but one and the same instrument.

         14.8 WAIVERS. Neither party's failure to insist, in one or more instances, upon the performance of any term of this Agreement will be construed as a waiver or relinquishment of its right to such performance or other performance of such term, and the other party's obligations will continue in full force. Either party's consent to any act by the other party on any one occasion will not be deemed consent of the same act on any other occasion.

         14.9 CAPTIONS. The captions and heading in this Agreement are for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

         14.10 ASSIGNMENT. Except in connection with a Change of Control, Licensee may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed; any such attempted assignment shall be null and void. Subject to the foregoing, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties, including without limitation any partnerships, corporations, or other entities in which the parties may have a controlling interest or position.

         14.11 INTERPRETATION. In the event of any claimed conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion will be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party. This Agreement will be interpreted equally as to both parties and not against the party that drafted it. Whenever the context requires, the gender of all words will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         14.12 ATTORNEYS' FEES. In the event that any dispute between the parties should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

         14.13 NOTICES. All notices must be given in writing and be personally delivered or delivered by facsimile (with copy of such notice sent by certified or registered mail) or by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as set forth opposite their respective names below:

         LICENSOR:                          Roaming Messenger, Inc.
                                            50 Castilian Drive, Suite A,
                                            Santa Barbara, California 93117

                                            Facsimile:  805-964-6968

                                            Attention:  Chief Executive Officer
         LICENSEE:                          Zingerang, Inc.
                                            3375 Wild Oak Road
                                            Santa Rita Hills, California 93436

                                            Facsimile:

                                            Attention:  Chief Executive Officer

         Items delivered personally will be deemed delivered on the date of actual delivery. Items sent electronically or by facsimile will be deemed delivered on the first business day after the date of transmission. Items sent by certified or registered mail will be deemed delivered three (3) business days after mailing. A party may change the foregoing information for notices by notifying the other party of such change in writing in accordance with the foregoing.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ROAMING MESSENGER, INC.                          ZINGERANG, INC.



By: /s/Jonathan Lei                              By:/s/Derek McLeish
   --------------------------                    ------------------------------



Name: Jonathan Lei                               Name: Derek McLeish
     ------------------------                    ------------------------------


Title:  President                                Title: Chief Executive Officer
      -----------------------                    ------------------------------

                                    EXHIBIT A

                                LICENSED PATENTS



            U.S. PUB. APP. NO.     TITLE
            ------------------     ---------------------------------------------
         1  20060165030            METHOD OF AND SYSTEM FOR TRANSMITTING
            -----------            -------------------------------------
                                   A MOBILE AGENT FOR INSTRUCTION EXECUTION
                                   ----------------------------------------

         2  20060123396            METHOD OF AND INSTRUCTION SET FOR EXECUTING
            -----------            -------------------------------------------
                                   OPERATIONS ON A DEVICE
                                   ----------------------

         3  20030110097            SELF-CONTAINED BUSINESS TRANSACTION CAPSULES
            -----------            --------------------------------------------

                                    EXHIBIT B

                                   TECHNOLOGY

o All source codes for software applications currently named:

         -        Roaming Messenger Platform

         -        Roaming Messenger Outlook Edition

         -        Smart EDIS Alerts

         -        Voicemail Smart Alerts

                                    EXHIBIT C

                                   TRADEMARKS

o        Roaming Messenger(R)

o        eCapsule(R)